UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/25/2004

Flextronics International Ltd.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-23354

Not Applicable
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Marina Bouldevard, #28-00
Singapore, 018989
(Address of Principal Executive Offices, Including Zip Code)

(65) 6890 7188
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On October 25, 2004, Flextronics International Ltd. (the "Company") issued a press release announcing its results for the second fiscal quarter ended September 30, 2004. A copy of the press release is attached as Exhibit 99.1 to this report.

    The press release includes non-GAAP operating results. Non-GAAP operating results are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles ("GAAP") and are not necessarily comparable to similar measures presented by other companies. Non-GAAP operating results should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. The Company has provided a reconciliation of non-GAAP operating results to GAAP operating results in the Schedules of the attached press release.

    Management uses non-GAAP operating results as a performance measure and furnishes the information in order to provide investors with additional information to analyze the Company's operating results and facilitate period-to-period comparisons. Non-GAAP operating results exclude after-tax intangibles amoritization, restructuring and other charges. Management uses non-GAAP operating results as a measure of enterprise-wide performance. The Company reports non-GAAP operating results to provide its investors with an alternative method for assessing its operating results in a manner that is focused on what the Company believes to be its core business operations. In addition, since the Company has historically reported non-GAAP operating results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit

99.1         Press Release, dated October 25, 2004, issued by Flextronics International Ltd.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Flextronics International Ltd.

Date: October 25, 2004.	By:	/s/ Robert R.B. Dykes
Robert R.B. Dykes
President, Systems Group and Chief Financial Officer